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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
July 15 , 2003

C-CHIP TECHNOLOGIES CORPORATION
formerly Keystone Mines Limited
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199	88-0467845
(Commission File No.)	(IRS Employer ID)

4710, St-Ambroise
Suite 224A
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 5.   OTHER INFORMATION

On June 30, 2003, the Company and Capex Investments entered into an agreement to extend the due date of the Company's promissory note in the amount of $500,000 from May 31, 2003 to December 31, 2003 or to the date of the closing of a private placement by the Company, which ever occurs first.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Agreement to extend payment of promissory note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of July, 2003.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis Stephane Solis, President and Chief Executive Officer